Exhibit 99.1

For Immediate Release

For More Information:
Michael G. Sanchez	Andy Mus
Chief Executive Officer	Senior Vice President
Coastal Banking Company Inc.	Marsh Communications LLC
904-321-0400	404-327-7662

Randy Kohn to Retire from Coastal Banking Company

BEAUFORT, S.C., April 30, 2008 – Coastal Banking Company Inc. (OTCBB: CBCO) today announced that its president, Randolph C. Kohn, has decided to retire. He has informed the company’s board of directors that he will step down from his position as president effective today, April 30, 2008. Michael G. Sanchez, chief executive officer of the company, will assume the additional duties of president.

 “I arrived at my decision to retire with the knowledge that I have achieved my goal of helping to build a strong institution that ably serves our customers, communities, employees and shareholders,” said Kohn. “I am proud to have played a fundamental role in the company’s success, from the inception of Lowcountry National Bank and Coastal Banking Company nearly 10 years ago, to the merger and integration with First National Bank of Nassau County in 2005.

“With the recent decision to consolidate our banking charters and begin operating as a single bank later this year, we have reached an opportune moment for me to retire,” Kohn continued. “Doing so now allows the company to make that strategic transition into a single bank under the unified leadership of Mike Sanchez. Moreover, it is the right time for me to clear a path for the next generation of executives in our company who are well-prepared to take this organization to new levels of success. I wish them, and the company, all the best.”

“Randy Kohn has been instrumental to the success of this company since its founding,” said Sanchez. “His skills, experience, talent and knowledge will be missed. As we move forward, we will strive to continue to operate under the guiding principles that he has instilled in our organization. We wish him a long and healthy retirement.”

The company recently announced its intention to consolidate the separate national bank charters of its two subsidiary banks, Lowcountry National Bank in Beaufort, S.C., and First National Bank of Nassau County in Fernandina Beach, Fla., into a single banking entity. The move is intended to streamline operations and reduce costs, while maintaining the ability to expand into markets along the coast of South Carolina, Florida and Georgia.

CBCO Kohn Release, page 2

About Coastal Banking Company Inc.

Coastal Banking Company Inc., based in Beaufort, S.C., is the $431.6 million-asset bank holding company of Lowcountry National Bank (LNB) in Beaufort, and First National Bank (FNB) of Nassau County in Fernandina Beach, Fla., both of which provide a full range of consumer and business banking services. LNB serves coastal South Carolina through full-service banking offices in Beaufort, Hilton Head and Port Royal, and a commercial loan production office in Charleston, S.C. FNB operates two full-service banking offices in Fernandina Beach, Fla., and Meigs, Ga., the later operating under the name of The Georgia Bank. In addition to its banking offices, FNB operates a wholesale lending division based in Atlanta and two commercial loan production offices in Jacksonville, Fla., and Savannah, Ga. The company’s common stock is publicly traded on the OTC Bulletin Board under the symbol CBCO. For more information, please visit the company’s Web site, www.coastalbanking.com.

FORWARD-LOOKING STATEMENTS AND ASSOCIATED RISK FACTORS

This release contains forward-looking statements including statements relating to present or future trends or factors generally affecting the banking industry and specifically affecting Coastal’s operations, markets and products. Without limiting the foregoing, the words "believes," "anticipates," "intends," "expects," or similar expressions are intended to identify forward-looking statements. These forward-looking statements involve risks and uncertainties. Actual results could differ materially from those projected for many reasons, including, without limitation, changing events and trends that have influenced Coastal’s assumptions, but that are beyond Coastal's control. These trends and events include (i) changes in the interest rate environment which may reduce margins, (ii) not achieving expected growth, (iii) less favorable than anticipated changes in the national and local business environments and securities markets, (iv) adverse changes in the regulatory requirements affecting Coastal, (v) greater competitive pressures among financial institutions in Coastal's markets, (vi) greater loan losses than historic levels, and (vii) difficulties in expanding our banking operations into a new geographic market.  Additional information and other factors that could affect future financial results are included in Coastal’s filings with the Securities and Exchange Commission.

All written or oral forward-looking statements are expressly qualified in their entirety by these cautionary statements. Please also read the additional risks and factors described from time to time in reports and registration statements filed with the Securities and Exchange Commission. Coastal Banking Company, Inc. undertakes no obligation to update these forward-looking statements to reflect events or circumstances that occur after the date on which such statements were made.

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